Exhibit 99.1

Press Release

FOR IMMEDIATE RELEASE

Contact Info:

Sandra M. Salah

Sr. Director of Marketing and Investor Relations

SYNNEX Corporation

Phone: (510) 668-3715

Email: sandras@synnex.com

SYNNEX Corporation appoints John E. Paget as

President of North America and Chief Operating Officer

FREMONT, CA — May 11, 2004 — SYNNEX Corporation (NYSE: SNX), a global IT supply chain services company, announced today that it has appointed John E. Paget as President of North America and Chief Operating Officer of the corporation.

Mr. Paget was most recently the Senior Vice President and General Manager of GE Technology Financial Services, a part of GE Commercial Finance, a General Electric company. GE Technology is an IT vertical company that includes GE Access, lease originations, inventory finance, trade finance, and remanufacturing business. Prior to GE Technology Financial Services, Mr. Paget was the President and Chief Executive Officer of GE Access, a worldwide distributor of Unix products, software and services. He fills a newly created role within SYNNEX and will work closely with Bob Huang, President and Chief Executive Officer, and other executive management. We believe this collaboration will lead SYNNEX to continued success. Mr. Paget will assume his responsibilities with SYNNEX later this month.

“I am delighted to welcome John to the SYNNEX family,” said Bob Huang. “John’s skills, experience and depth of knowledge of the supply chain industry are greatly valued and will expand our executive management team’s bandwidth to pursue greater opportunities.”

Before joining the General Electric companies, Mr. Paget oversaw the services, sales and marketing operations of a number of IT related companies, including CIC Systems (formerly Copley Systems), Compaq Computer Corporation, Digital Equipment Corporation, Intelogic Trace, Inc. and Xerox Corporation.

“I believe SYNNEX is one of the most creative and dynamic distributors in the IT supply chain services industry today, and its success can be attributed to the strength of its leadership team and employee base. I also believe SYNNEX has the focus and strategic vision, key vendor partners and alliances and, most importantly, the right people to continue to capitalize on future success,” said Mr. Paget. “I am honored to be included in the SYNNEX family and very much look forward to being a part of its future success.”

Mr. Paget, 55, received a Bachelor of Science degree in Administrative Sciences from Pepperdine University, School of Business and Management.

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About SYNNEX

Founded in 1980, SYNNEX Corporation is a global IT supply chain services company offering a comprehensive range of services to original equipment manufacturers, software publishers and reseller customers worldwide. SYNNEX offers product distribution, related logistics services and contract assembly and works with the leading industry suppliers of IT systems, peripherals, system components, software and networking equipment. Additional information about SYNNEX may be found online at www.synnex.com.

Statements in this press release regarding SYNNEX Corporation, which are not historical facts, are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements may be identified by terms such as believe, expect, may, will, could and should, and the negative of these terms or other similar expressions. These statements, including statements regarding our future success, Mr. Paget’s role in our future success, the benefits of Mr. Paget’s experience, our competitive position and the strength of our leadership, are subject to risks and uncertainties that could cause actual results to differ materially from those discussed in the forward-looking statements. These risks and uncertainties include, but are not limited to: general economic conditions and any weakness in IT spending; the loss or consolidation of one or more of our significant OEM suppliers or customers, market acceptance and product life of the products we assemble and distribute; competitive conditions in our industry and their impact on our margins; pricing, margin and other terms with our OEM suppliers; variations in our levels of excess inventory and doubtful accounts and changes in the terms of OEM supplier-sponsored programs; changes in our costs and operating expenses; changes in foreign currency exchange rates, risks associated with our international operations; uncertainties and variability in demand by our reseller and contract assembly customers; supply shortages or delays; any termination or reduction in our floor plan financing arrangements; credit exposure to our reseller customers, and negative trends in their businesses; any future incidents of theft; risks associated with our contract assembly business and other risks and uncertainties detailed in our Form 10-Q for the quarter ended February 29, 2004 and from time to time in our SEC filings. Statements included in this press release are based upon information known to SYNNEX Corporation as of the date of this release, and SYNNEX Corporation assumes no obligation to update information contained in this press release.

SYNNEX and the SYNNEX logo are trademarks of SYNNEX Corporation or its subsidiaries and should be treated as such. All rights reserved. All other company names mentioned herein are trademarks of their respective owners.